Exhibit 15.1

CHARTER OF THE AUDIT COMMITTEE

NETEASE.COM, INC.

AUTHORITY AND PURPOSE

The Audit Committee of NetEase.com, Inc. (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes, internal controls over financial reporting and audits of the financial statements of the Company. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Memorandum and Articles of Association and applicable law.

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any independent advisers retained by the Committee in carrying out its duties; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes, internal controls over financial reporting and audits of the financial statements of the Company. In so doing, the Committee shall endeavor to maintain free and open means of communication among the directors, the independent auditors and the financial management of the Company. In addition, the Committee shall review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”) applicable to a Nasdaq listed issuer.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors, as determined by a majority of the Board. The Committee members shall be designated by the Board, and any director of the Board may summon a meeting and nominate a member for the Committee, subject to the provisions of the Company's Memorandum and Articles of Association. The term of each member shall extend until the earlier of the date a majority of the Board determines to remove such member, the member resigns from the

Committee or the member ceases to be a director of the Company for whatever reason. If a vacancy on the Committee arises and a suitable replacement candidate agrees to join the Committee, such vacancy shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or by action taken by unanimous written consent of the Board. The Board shall use its best efforts to fill any such vacancy within three months of the date the vacancy arises. The members of the Committee may be removed by a majority vote of the Board.

Each member of the Committee shall be an independent director. For purposes hereof, an “independent director” shall be one:

1.	who accepts no consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Company,

2.	who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and

3.	who otherwise satisfies the then current laws applicable to members of the audit committee of the Company and the listing rules of any securities exchange or securities quotation system on which any of the Company's securities are listed, including, without limitation, the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended, subject to the exemptions provided in Rule 10A-3(c) under the Act, and the National Association of Securities Dealers Marketplace Rules.

The Board shall use its best efforts to ensure that at least one member of the Committee shall be a “financial expert,” as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Company, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal controls over financial reporting and an understanding of audit committee functions.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Company’s stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1.	Review and reassess the adequacy of this Charter annually.

2.	With respect to the Company’s independent auditors:

a.	Appoint the Company’s independent auditors, determine its compensation and oversee its work. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Company and consider whether such services are permissible under applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Company’s stockholders.

b.

Review the independence of the independent auditors, including a review of management consulting services provided by the independent auditors and related fees. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Company consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

3.	Review with management: (i) the scope and responsibilities of an internal audit department, (ii) the appointment, replacement, reassignment or dismissal of an internal audit department manager or director, (iii) the qualifications and experience of any staff of the internal audit department at or above the level of manager, (iv) the internal audit function for performance, sufficiency and effectiveness, (v) the annual budget and work plan for the internal audit department, (vi) the persons within the Company’s senior management and the Committee to whom the internal audit department manager or director shall directly report, (vii) the nature and frequency of reports from the internal audit department manager or director to the Company’s senior management and the Committee and (viii) the internal audit department’s interaction with the independent auditors in developing and implementing the audit plan. The Committee shall work with management to reach a consensus on the foregoing.

4.	Review and discuss with management, before release: (i) the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 20-F and (ii) if deemed appropriate by the Committee, any other publicly disclosed financial information of the Company, including without limitation quarterly earnings press releases. The Committee shall also make a recommendation to the Board whether or not the audited financial statements should be included in the Company’s Annual Report on Form 20-F.

5.	In consultation with management, cooperate with, and to the extent deemed appropriate by the members of the Committee, oversee, the members of any internal disclosure control task force or other group within the Company which is charged with gathering information for the Company’s public reports and filings, considering the materiality of such information and determining disclosure obligations, and consider and respond to any issues and deficiencies relating to the Company’s disclosure controls and procedures which are identified by management or such internal group.

6.	The Committee shall discuss with management, the internal auditors and the independent auditors management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, including any significant deficiencies or material weaknesses identified.

7.	Review and discuss with management the Company’s disclosure in its filings with the Securities and Exchange Commission prepared pursuant Section 302 of the Sarbanes-Oxley Act of 2002.

8.	In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

a.	The Company’s annual financial statements and related notes.

b.	The independent auditors’ audit of the financial statements and their report thereon, including the scope of the audit of the Company's internal controls over financial reporting and financial statements.

c.	The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

d.	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

9.	Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

a.	Any significant changes required in the independent auditors’ audit plan or auditing and accounting principles.

b.	Any difficulties or disputes with management encountered during the course of the audit.

c.	The adequacy of the Company’s system of internal controls over financial reporting.

d.	The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

e.	Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

f.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

10.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

11.	Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

12.	Ensure that the Company has implemented adequate procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls over financial reporting or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. Such procedures are set forth in the Company’s Code of Business Conduct (the “Code”). The Committee shall observe such procedures and any other related procedures which the Committee may establish from time to time.

13.	Cooperate with the Company in preparing any reports of the Committee it intends to include in a proxy statement and any other reports required by applicable securities laws.

14.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

15.	Report through its chairperson to the directors following meetings of the Committee.

16.	Maintain minutes or other records of meetings and activities of the Committee.

17.	Review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

18.	Meet periodically with or interview, in separate sessions, the chief financial officer, the senior internal auditing executive and the independent audit firm engagement partner.

Additional Duties & Responsibilities

19.

Unless the Board shall designate another committee to handle such matters, on at least a quarterly basis, the Chief Executive Officer or Chief Financial Officer of the Company shall report to the Committee any reports or complaints they have received regarding: (i) actual or potential violations of the Code, (ii) matters related to accounting, internal controls over financial reporting or audits, (iii) corporate fraud, (iv) violations of law (even if deemed to be immaterial), (v) any compliance issues regarding the Code and (vi) confidential, anonymous submissions by employees of the Company regarding questionable accounting or auditing matters. The Committee shall evaluate each such matter in consultation with management and determine appropriate actions, if any, to take, in accordance with the Code.

20.	The Committee shall review and discuss accounting pronouncements, initiatives and proposed rule changes relevant to the Company.

21.	The Committee shall review on an annual basis any policies adopted by the Committee, including its policy, if any, regarding the pre-approval of audit and non-audit services.

22.	The Committee shall review on an annual basis the performance of the Committee, and report to the Board the results of such review. The review shall be conducted in such manner as the Committee deems appropriate.

23.	Review and approve related party transactions in accordance with the Company’s Related Party Transactions Procedures, unless a member of the Committee is involved in the related party transaction in which case the transaction shall be reviewed by the disinterested independent directors as provided in such procedures.

24.	Meet periodically with management to review the adequacy and effectiveness of the Code.

Structure and Meetings

The Committee shall conduct its business and meetings in accordance with this Charter, the Company’s Memorandum and Articles of Association and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each member in advance of the applicable meeting.

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than four times each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Company's executive officers, the head of the Company's internal audit department, or the independent auditor, in each case on at least twenty-four hours notice to each member.

A majority of the appointed members, but not less than two (2) members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Appropriate officers and internal audit and financial personnel of the Company may attend any meeting of the Committee, except for portions of such meetings where the presence of such officers or personnel would be inappropriate, as determined by the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel, internal audit provider or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may hold separate executive sessions with management, the independent auditor and/or the Company's internal audit provider, as appropriate.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Minutes

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.